McGladrey & Pullen
Certified Public Accountants

McGladrey & Pullen, LLP
801 Nicollet Mall, West Tower, Ste. 1100
Minneapolis, MN 55402-2526
0 612.332.4300 F 612.376.9876
www.mcgladrey.com

November 30, 2009

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read Peoples Educational Holdings, Inc.’s statements included under Item 4.01 of its Form 8-K filed on November 30, 2009 and we agree with such statements concerning our firm.

/s/ McGladrey & Pullen, LLP

McGladrey & Pullen, LLP

McGladrey & Pullen, LLP is a member firm of RSM International -
an affiliation of separate and independent legal entities.